                                                                     EXHIBIT 1.1

                        MANTECH INTERNATIONAL CORPORATION

                               6,000,000 Shares/1/

                              Class A Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                            February [  ], 2002

JEFFERIES & COMPANY, INC.
LEGG MASON WOOD WALKER INCORPORATED
BB&T CAPITAL MARKETS/SCOTT & STRINGFELLOW, INC.
  As Representatives of the Several Underwriters
c/o Jefferies & Company, Inc.
520 Madison Avenue, 12th Floor
New York, New York  10022

Dear Sirs:

     ManTech International Corporation, a Delaware corporation ("ManTech
                                                                 -------
Delaware") which is the successor by merger to ManTech International
--------
Corporation, a New Jersey corporation ("ManTech New Jersey") (ManTech Delaware
                                        ------------------
as the legal successor to ManTech New Jersey is referred to herein as the "Company"; references to the Company are deemed to include ManTech New Jersey as
 -------
the predecessor to ManTech Delaware, except as the context otherwise requires), propose to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters"), for which you are acting as representatives (the
 ------------
"Representatives"), and George Pedersen (the "Selling Stockholder") proposes to
 ---------------                              -------------------
sell to the several Underwriters an aggregate of 6,000,000 shares (the "Firm
                                                                        ----
Shares") of the Company's Class A common stock, par value $.01 per share (the
------
"Class A Common Stock"), of which 5,666,667 shares are to be sold by the Company
 --------------------
(the "Company Firm Shares") and 333,333 shares are to be sold by the Selling
      -------------------
Stockholder (the "Selling Stockholder Firm Shares"). The Company has also agreed
                  -------------------------------
to sell up to an aggregate of 516,487 shares (the "Company Additional Shares")
                                                   -------------------------
of Class A Common Stock and the Selling Stockholder has also agreed to sell up to an aggregate of 383,513 shares of Class A Common Stock (the "Selling
                                                                -------
Stockholder Additional Shares," and, together with the Company Additional
-----------------------------
Shares, the "Additional Shares") to cover over-allotments, if any. The Firm
             -----------------
Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."
 ------

     You have advised us that, subject to the terms and conditions herein contained, you desire to purchase the Firm Shares and that you propose to make a public offering of the Firm Shares as soon as you deem advisable after the Registration Statement referred to below becomes effective.

     The terms that follow, when used in this Agreement, shall have the meanings indicated. "Preliminary Prospectus" shall mean each prospectus subject to
            ----------------------
completion included in the

---------------
/1/ Plus an option to purchase from the Compnay and the Selling Stockholder up to 900,000 Additional Shares to cover over-allotments.

Company's Registration Statement on Form S-1 referred to in Section
1(a)(i) below and includes each preliminary prospectus relating to the Shares which has heretofore been furnished to the Underwriters and dealers for distribution and use. "Registration Statement" shall mean the registration
                        ---------------------
statement referred to in Section 1(a)(i) below, including all exhibits, as amended at the Representation Date (as defined in Section 1(a) hereof) (or, if not effective at the Representation Date, in the form in which it shall become effective), all financial statements and schedules thereto and, if any post-effective amendment thereto becomes effective prior to any Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended. The term "Registration Statement" shall include Rule 430A Information
                   ----------------------
(as defined herein) deemed to be included therein on the date the registration statement becomes effective (the "Effective Date") as provided by Rule 430A (as
                                  --------------
defined below) and also any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). "Exchange Act" shall
                                                   ---     ------------
mean the Securities Exchange Act of 1934, as amended, and "Exchange Act Rules
                                                           ------------------
and Regulations" shall mean the rules and regulations of the Securities and
---------------
Exchange Commission (the "Commission") thereunder. "Prospectus" shall mean the
                          ----------                ----------
prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, and the prospectus included in the Registration Statement at the time it becomes effective. "Rule 158," "Rule 424," "Rule 434" and "Rule 430A" refer to
                    --------    --------    --------       ---------
such rules under the Act (the rules and regulations under the Act, the "Act
                                                                        ---
Regulations"), and "Rule 430A Information" means information with respect to the
-----------         ---------------------
Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. For purposes of the representations and warranties contained herein, to the extent reference is made to the Prospectus and at the relevant time the Prospectus is not yet in existence, such reference shall be deemed to be to the most recent Preliminary Prospectus. For purposes of this Agreement, all references to the Registration Statement, Prospectus or Preliminary Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system ("EDGAR").
                   -----

     1.   Representations and Warranties of the Company.
          ---------------------------------------------

          (a) The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof (such date being referred to as the "Representation Date"), as follows:
 -------------------

               (i) The Company has satisfied the conditions for use of Form S-1 under the Act, as set forth in the general instructions thereto, and has filed with the Commission a registration statement (Registration
No. 333-73946) on such form, including a Preliminary Prospectus, for the registration under the Act of the offering and sale of the Shares (the "Offering"). The Company has filed one or more amendments thereto, including to
 --------
the related Preliminary Prospectus, each of which has previously been furnished to the Representatives. After the execution of this Agreement, the Company will file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including a form of prospectus), a copy of which amendment has been furnished to and approved by the Representatives prior to the execution of this Agreement, or (B) after effectiveness of such registration statement, a prospectus in the form most recently included in an amendment to such registration statement (or, if no amendment shall have been filed, in such registration statement) in accordance with Rules 430A and 424(b) of the Act Regulations and as have been provided to and approved by the Representatives prior to execution of this Agreement. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

               (ii) Neither the Commission nor any "blue sky" or securities authority of any jurisdiction in which the Shares have been offered has issued any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on each Closing Date, the Prospectus will, comply with the applicable requirements of the Act and the Act Regulations; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date if not filed pursuant to Rule 424(b), and on the date of any filing pursuant to Rule 424(b) and each Closing Date, the Prospectus did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the Offering will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act. Notwithstanding anything to the contrary in this Agreement, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any Preliminary Prospectus or the Prospectus in accordance with information provided in writing to the Company by or on behalf of the Underwriters through the Representatives expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus, and the Company agrees that the only information provided in writing by or on behalf of Underwriters to the Company expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus is (1) other than the information contained in the last paragraph of the section set forth under the caption "Underwriting," that information contained in the section set forth under the caption "Underwriting" in the Prospectus, which does not describe the terms of this Agreement, and (2) that information on the cover page of the Prospectus stating that the Underwriters expect to deliver the Shares to purchasers on or about ______, 2002.


               (iii) The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with all requisite power (corporate and other) and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties (owned, leased or managed) or the conduct of its business requires such qualification, except where the failure so to qualify would not, individually or in the aggregate, have an adverse effect on the condition (financial or other), business, properties, assets, rights, operations, prospects or results of operations of the Company or any of the Subsidiaries (as hereinafter defined) that is or would be, material to the Company and the Subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect").
                -----------------------

               (iv) The only subsidiaries (as defined in Rule 405 under the Act) of the Company are the subsidiaries listed on Schedule 1(a)(iv) to this Agreement (individually, a

"Subsidiary" and collectively, the "Subsidiaries"). Each of the Subsidiaries is
 ----------                         ------------
a corporation or other entity duly organized, validly existing and in good standing in the jurisdiction of its incorporation with all requisite power (corporate or other) and authority to own, lease, manage and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties (owned, leased or managed) or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

               (v) Each of the Company and each Subsidiary possesses all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from, and has made all declarations and filings with, all regulatory or governmental officials, bodies and tribunals ("Permits") that are
                                                             -------
material to the ownership, leasing, management or operation of their respective properties and to the conduct of the business of the Company and its Subsidiaries as described in the Registration Statement and the Prospectus, and none of the Company or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits. Except as described in the Registration Statement and Prospectus, each of the Company and each Subsidiary has fulfilled and performed all its current material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit and such Permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries. The Company and each of the Subsidiaries are, in all material respects, in compliance with all federal, state, local and foreign laws, rules, regulations, orders and consents of any governmental agency or body or court and, to the knowledge of the Company, except as set forth in the Registration Statement and Prospectus, no prospective change in any such federal, state, local or foreign laws, rules, regulations, orders or consents has been adopted or is proposed which, when made effective, would have a Material Adverse Effect. The property and business of the Company and the Subsidiaries conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

               (vi) All of the Company's issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and nonassessable, and the Company's outstanding classes of capital stock, including, without limitation, the Class A Common Stock, and the capitalization (authorized and outstanding) of the Company conform in all material respects to the descriptions thereof and the statements made with respect thereto in the Registration Statement and the Prospectus as of the date set forth therein under "Capitalization" and "Description of Capital Stock, Certificate of Incorporation and Bylaws." None of the issued and outstanding shares of the Company's capital stock including, without limitation, the Class A Common Stock, have been issued in violation of any preemptive or other rights to subscribe for or purchase shares of capital stock of the Company. Except as set forth on Schedule 1(a)(vi), there are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company, nor any agreements or commitments to issue any of the same, and there are no preemptive or other rights to subscribe for or to purchase, and no restrictions upon the voting or transfer of, any capital stock of the Company pursuant to the Company's certificate of incorporation or bylaws or any agreement or other instrument to which the Company is a party. All offers and sales of the

Company's capital stock prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. The form of certificates for the Shares complies with the corporate laws of the State of Delaware.

               (vii) All the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as set forth on Schedule 1(a)(vii), all outstanding shares of capital stock and other equity interests of such Subsidiaries are owned of record and beneficially by the Company, either directly or through one of the other Subsidiaries, free and clear of any security interests, liens, encumbrances, equities or other claims. Except as set forth on Schedule 1(a)(vii), there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any Subsidiary.


               (viii) Except as set forth on Schedule 1(a)(viii)(A), each of the Company and each Subsidiary has good and marketable title to, and is possessed of, each property, right, interest or estate constituting the properties and assets described in the Registration Statement and the Prospectus as owned by it or reflected in the Financial Statements (as defined below), free and clear of all liens, charges, security interests, pledges, encumbrances and restrictions and other claims, except such as are described in the Registration Statement and the Prospectus or such as are not burdensome and do not interfere with the use or proposed use of the property or the conduct of the business of the Company or any Subsidiary in a manner that is or would be material to the business of the Company and the Subsidiaries taken as a whole. The leases identified on Schedule 1(a)(viii)(B) (the "Leases") are the only leases to which
                                           ------
the Company or any Subsidiary is a party that are material to the conduct of the business of the Company and its Subsidiaries as described in the Registration Statement and the Prospectus. Each of the Leases is valid, subsisting and enforceable and no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of, or default under, any such Lease. Each of the leases to which the Company or any Subsidiary is a party is substantially of the same character and has terms no more materially burdensome or disadvantageous to the Company or such Subsidiary than those contained in the leases made available to the Representatives in connection with their legal due diligence review of the Company and its Subsidiaries.

               (ix) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution with respect to such Subsidiary's capital stock or other equity interests to the Company or a Subsidiary, as the case may be, from repaying to the Company or a Subsidiary any loans or advances to such Subsidiary from the Company or a Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any Subsidiary, except as described in the Registration Statement, the Prospectus and that certain Business Loan and Security Agreement with Citizens Bank of Pennsylvania, PNC Bank N.A., Branch Banking and Trust Company of Virginia and Chevy Chase Bank, F.S.B.

               (x) The Company has all corporate power, authority, authorizations, approvals, orders, licenses, certificates and permits to (i) enter into this Agreement and to carry out the provisions and conditions hereof, including, but not limited to, the issuance and delivery of the Shares to the Underwriters as provided herein and
(ii) perform the transactions contemplated by the Registration Statement and the Prospectus under "Transactions Prior to the Offering - Reincorporation, Recapitalization and Stock Split". This Agreement has been duly and validly authorized by the Company and duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company. The transactions contemplated by the Registration Statement and the Prospectus under "Transactions Prior to the Offering - Reincorporation, Recapitalization and Stock Split" have been duly and validly authorized by each of ManTech New Jersey and ManTech Delaware.

               (xi) The Company and each Subsidiary owns, or possesses adequate rights to use, all patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information or procedures) and other rights necessary for the conduct of its business as described in the Registration Statement and the Prospectus, and except as described in the Registration Statement and the Prospectus, none of the Company or any of the Subsidiaries has received a notice, or knows of any basis, of any infringement or other conflict with the asserted rights of others in any such respect that could reasonably be expected to have a Material Adverse Effect.

               (xii) The Shares (A) to be issued and sold by the Company have been duly and validly authorized for issuance by the Company and the Company has the corporate power and authority to issue, sell and deliver the Company Firm Shares and the Company Additional Shares to the Underwriters and
(B) to be sold by the Selling Stockholder to the Underwriters have been duly authorized and are validly issued, fully paid and non-assessable; and when the Company Firm Shares and the Company Additional Shares are issued and delivered and when the Selling Stockholder Firm Shares and the Selling Stockholder Additional Shares are delivered against payment therefor as provided by this Agreement, the Company Firm Shares and the Company Additional Shares and the Selling Stockholder Firm Shares and the Selling Stockholder Additional Shares will be validly issued, fully paid and nonassessable, and the issuance of such Company Firm Shares and the Company Additional Shares and the Selling Stockholder Firm Shares and the Selling Stockholder Additional Shares will not be subject to any preemptive or similar rights. All corporate action required to be taken by the stockholders or the Board of Directors of the Company for the authorization, issuance and sale of the Company Firm Shares and the Company Additional Shares has been duly and validly taken. The Company Firm Shares, Company Additional Shares, Selling Stockholder Firm Shares and Selling Stockholder Additional Shares conform in all material respects to the description of the Class A Common Stock set forth in the Registration Statement and the Prospectus under the caption "Description of Capital Stock, Certificate of Incorporation and Bylaws."

               (xiii) To the Company's knowledge, each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, whose reports are included in the Registration Statement and who has certified certain of the Financial Statements, are independent certified public accountants with respect to the Company and the Subsidiaries, under the meaning of and as required by the Act and the Act Regulations.

               (xiv) The consolidated financial statements and related schedules and notes included in the Registration Statement and the Prospectus (the "Financial Statements") present fairly the financial position of the Company and the Subsidiaries, on the basis stated in the Registration Statement, as of the respective dates thereof and the results of operations and cash flows of the Company and the Subsidiaries, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement and the Prospectus and all adjustments necessary for a fair presentation of results for such periods have been made. The summary consolidated financial data, the selected consolidated financial information and the quarterly consolidated financial data included under the captions "Summary Financial Data," "Selected Financial Data" and "Quarterly Results of Operations," respectively, in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included therein. The backlog and GSA Schedule Contract Value data included in the Registration Statement and the Prospectus are complete and accurate in all material respects and present fairly, in all material respects, the information shown therein; the assumptions used in the preparation of the backlog and GSA Schedule Contract Value data included in the Registration Statement and Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements, schedules or data of the Company and its Subsidiaries are required by the Act or the Act Regulations to be included or incorporated by reference in the Registration Statement or Prospectus.

               (xv) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xvi) The Company and each Subsidiary maintains insurance issued by insurers of nationally recognized financial responsibility and covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. None of the Company or any Subsidiary has been refused any insurance coverage sought or applied for; and none of the Company or any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers, as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect. All such insurance is outstanding and duly in force on the date hereof.


               (xvii) Except as set forth in the Registration Statement and the Prospectus, the Company and the Subsidiaries are in compliance in all material respects with all federal, state, local or foreign laws or regulations relating to pollution or protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminants ("Environmental
                                                   -------------

Laws"). Except as set forth in the Registration Statement and the
----
Prospectus, none of the Company or any of the Subsidiaries has authorized, conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas, defined or regulated under any Environmental Law on, in or under any property in violation of any applicable law, other than such that would not have a Material Adverse Effect. Except as set forth on Schedule 1(a)(xvii) and in the Registration Statement and the Prospectus, there is no pending or, to the Company's knowledge, threatened claim, action, litigation or any administrative agency proceeding involving the Company or any of the Subsidiaries or their respective properties, nor has the Company or any of the Subsidiaries received any written notice, or any oral notice to any executive officer of the Company or any other employee responsible for receipt of any such notice, from any governmental entity or third party, that (A) alleges a violation of any Environmental Laws by the Company or any of the Subsidiaries or any person or entity whose liability for a violation of an Environmental Law the Company or any Subsidiary has retained or assumed either contractually or by operation of law; (B) alleges the Company or any of the Subsidiaries is a liable party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., or any state superfund law; (C) alleges possible
                ------
contamination of the environment by the Company or any of the Subsidiaries; or
(D) alleges possible contamination of any of the Company's or the Subsidiaries' properties.

               (xviii)   Each of the Company and each Subsidiary (A) is in
compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace ("Occupational Laws"); (B) has received all material
                              -----------------
permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary relating to Occupational Laws.

               (xix) There is (A) no material unfair labor practice complaint pending against the Company or, to the Company's knowledge, threatened against it before the National Labor Relations Board or any state or local labor relations board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or, to its knowledge, threatened against it, (B) no labor dispute in which the Company is involved nor is any labor dispute imminent, other than routine disciplinary and grievance matters, and (C) no union representation question existing with respect to the employees of the Company and no union organizing activities are taking place. Except as set forth on Schedule 1(a)(xix), the Company has not received written notice that (i) any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company.

               (xx) Neither the Company nor any of the Subsidiaries is in violation of its respective charter or bylaws or other organizational documents. Neither the Company nor any Subsidiary is, nor with the passage of time or the giving of notice or both would be, in violation of any federal, state, local or foreign law, statute, ordinance, administrative or governmental rule, regulation or code applicable to the Company or any of the Subsidiaries, including, without limitation, the Federal Acquisitions Regulations and supplements and the Truth in Negotiations Act, or of any judgment, order or decree of any court or governmental agency or body or of any arbitrator having jurisdiction over the Company or any of the Subsidiaries, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any mortgage, loan agreement, note, bond, debenture, credit agreement or any other evidence of indebtedness or in any agreement, contract, indenture, lease, deed of trust or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, other than (i) as described in the Registration Statement and the Prospectus, or (ii) any violation of, or default with respect to, any of the foregoing that would not have a Material Adverse Effect. The Company has fully satisfied the judgment entered against it in the civil litigation captioned Boston Properties Limited Partnership vs. Global
                           ------------------------------------------------
Insync, Inc. and ManTech International Corporation.
--------------------------------------------------


               (xxi) There is no legal or governmental action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency or body pending or, to the Company's knowledge, threatened, against the Company or any of the Subsidiaries, or to which any of their respective properties, officers or personnel is subject, nor does the Company have knowledge of any facts, circumstances or developments relating to its or its Subsidiaries' operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings (A) that are required to be described in the Registration Statement or the Prospectus but are not described as required, (B) that, if adversely determined, could reasonably be expected to have a Material Adverse Effect (except as set forth on Schedule 1(a)(xxi)), (C) that could prevent or adversely affect the transactions contemplated by this Agreement or
(D) that could result in the suspension of the effectiveness of the Registration Statement and/or prevent or suspend the use of the Preliminary Prospectus or Prospectus in any jurisdiction. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body, other than (x) as described in the Registration Statement or Prospectus or (y) such judgments that would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of their respective directors or officers has been subject to any investigations or proceedings by the Securities and Exchange Commission.

               (xxii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) none of the Company or any of the Subsidiaries (1) has issued or granted any securities or interests or rights to acquire capital stock other than in connection with the exercise of any outstanding options or warrants which are reflected in the Registration Statement and the Prospectus,

(2) incurred any material liability or obligation, direct, indirect or contingent, other than liabilities and contingencies which were incurred in the ordinary course of business, (3) entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, (4) entered into any transaction with an affiliate of the Company (as the term "affiliate" is defined in Rule 405 promulgated by the Commission pursuant to the Act), which would otherwise be required to be disclosed in the Registration Statement and the Prospectus or (5) declared or paid any dividend on its capital stock or made any other distribution to its equity holders, (B) there has not been any material change in the capital stock or other equity interests, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries and
(C) there has been no change or development with respect to the condition (financial or otherwise), business, properties, assets, rights, operations, management, prospects, net worth or results of operations of the Company or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

               (xxiii)   Neither the execution, delivery or performance of this
Agreement, the offer, issuance, sale or delivery of the Shares, nor the consummation of the other transactions contemplated hereby and by the Registration Statement and the Prospectus including, without limitation, the transactions described under "Transactions Prior to the Offering - Reincorporation, Recapitalization and Stock Split" (A) requires the consent, approval, authorization or order of or provision by the Company to any court or governmental agency or body applicable to the Company or any Subsidiary, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such other
                                                       ----
approvals as have been obtained, (B) will conflict with, result in a breach or violation of, or constitute a default under the terms of any agreement, contract, indenture, loan agreement, note, lease, deed of trust or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) will conflict with or violate any provision of the charter, bylaws or other organizational documents of the Company or any Subsidiary, (D) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries or an acceleration of indebtedness pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, or (E) will conflict with or violate any federal, state, local or foreign law, statute or regulation, or any judgment, order, consent, decree or memorandum of understanding applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries or their respective properties.

               (xxiv) The Company has not distributed and, prior to the later to occur of the Closing Date or completion of the distribution of the Shares, will not distribute without the prior consent of Jefferies & Company, Inc. ("Jefferies") any offering material in connection with the Offering other
       ---------
than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act and the Act Regulations and the use of which has been approved in advance by Jefferies.

               (xxv) None of the Company or any Subsidiary nor, to the Company's knowledge, any officer, director, employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary, or received or retained any funds, in violation of any law, rule or regulation, or which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

               (xxvi) The Company (including all predecessors of the Company) and each of the Subsidiaries have filed (or have obtained extensions thereto) all federal, state, local and foreign tax returns that are required to be filed (other than returns with respect to which failure to so file could not be expected to have a Material Adverse Effect), which returns are complete and correct in all material respects, and have paid all taxes shown on such returns and all assessments received by them with respect thereto to the extent that the same have become due, except those taxes that are being contested or protested in good faith by the Company or its Subsidiaries and as to which any reserves required under generally accepted accounting principles have been established; and there is no tax deficiency that has been or, to the knowledge of the Company, could reasonably be expected to be asserted or threatened against the Company or any Subsidiary or any of their respective assets or properties which could reasonably be expected to have a Material Adverse Effect including, without limitation, arising in connection with the matters described in the Registration Statement and the Prospectus under "Transactions Prior to the Offering - Termination of Personal Service Corporation Status.".

               (xxvii)   Except for the shares of capital stock or other equity
interests of each of the Subsidiaries, neither the Company nor any of the Subsidiaries owns any share of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association, limited liability company, joint venture or other entity other than as reflected in the consolidated financial statements included in the Registration Statement and the Prospectus.

               (xxviii) No holder of any security of the Company has the right (other than a right which has been waived in writing or complied with) to have any security owned by such holder included in the Registration Statement and, except as described in the Registration Statement and the Prospectus, no holder of any security of the Company has the right to demand registration of any security owned by such holder during the period ending 12 months after the date of the Prospectus.

               (xxix) Neither the Company nor any Subsidiary or their respective officers, directors, employees or agents on behalf of the Company or any Subsidiary have taken , directly or indirectly, (A) any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or (B) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Shares or (2) paid or agreed to pay any person any compensation for soliciting another to purchase any securities of the Company.

               (xxx) As of the date of the Prospectus, neither the Company nor any of the Subsidiaries is currently planning any probable acquisitions for which disclosure of pro forma financial information would be required by the Act or the Act Regulations.

               (xxxi) The Class A Common Stock to be sold by the Company has been approved for quotation by the Nasdaq National Market upon official notice of issuance.

               (xxxii)   Neither the Company nor any Subsidiary is, and, upon
consummation of the Offering contemplated by the Prospectus, the Company will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, and is not subject to registration under such act.

               (xxxiii) To the Company's knowledge, no officer, director or beneficial owner of 5% or more of the Class A Common Stock of the Company has any affiliation or association with the NASD or any member thereof.

               (xxxiv)   There are no contracts, agreements or other documents
which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Act Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement as required by the Act Regulations. The contracts so described or otherwise described in the Prospectus or filed as exhibits to the Registration Statement are in full force and effect on the date hereof, and neither the Company or any Subsidiary nor, to the Company's knowledge, any other party is in material breach of or default under any of such contracts. The Company has not received any written notice of such default or breach. The descriptions of such contracts in the Prospectus and the Registration Statement are true summaries thereof and fairly present, in all material respects, the information purported to be summarized. All such agreements to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or a Subsidiary, constitute valid and binding agreements of the Company or a Subsidiary, and are enforceable against the Company or a Subsidiary in accordance with the terms thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles.

               (xxxv) No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary (or any partner, affiliate or associate of any of the foregoing persons or entities) on the other hand, which is required to be described in the Prospectus which is not so described.

               (xxxvi)   The Company is in compliance in all material respects
with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in
                             -----
ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan"
                                               ----
for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

               (xxxvii) There are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's, consulting or origination fee with respect to the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or any Subsidiary, or any of their respective officers, directors, stockholders, partners, employees or affiliates on behalf of the Company or any Subsidiary that may affect the Underwriter's compensation, as determined by the NASD, other than as described in the Prospectus.

               (xxxviii) The Company has obtained written agreements and delivered such agreements to the Representatives as of the date hereof ("Lock-Up
                                                                         -------
Agreements") to the effect and in substantially the form attached hereto as
-----------
Schedule 1(a)(xxxviii) from each of its directors, director nominees, executive officers, and stockholders.

               (xxxix)   The increased level of general and administrative
expenses that the Company will incur as a function of the transactions contemplated by this Agreement and the Registration Statement and Prospectus and the Company's being subject to the periodic reporting requirements of the Exchange Act will not materially adversely affect the Company's ability to obtain and enter into contracts with U.S. federal government customers or otherwise result in a Material Adverse Effect.

          (b) Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     2.   Representations and Warranties of the Selling Stockholder.
          ---------------------------------------------------------

          (a) The Selling Stockholder represents and warrants to, and agrees with, each Underwriter as of the Representation Date, as follows:

               (i) The Selling Stockholder is the lawful owner of the Shares to be sold by the Selling Stockholder pursuant to this Agreement and has, and on each Closing Date, as applicable, will have, good, valid and clear title to such Shares, free of any and all restrictions on transfer, liens, encumbrances, security interests, equities, claims and other defects whatsoever.

               (ii) The Selling Stockholder has, and on each Closing Date, as applicable, will have, full legal right, power and authority, and all authorizations and approvals required by law, to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided herein.

               (iii) This Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder and is a legal, valid and binding agreement of the Selling Stockholder.

               (iv) Upon delivery of and payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, good, valid and clear title to such Shares will pass to the Underwriters, free and clear of all restrictions on transfer, liens, encumbrances, security interests, equities, claims and defects whatsoever.

               (v) The execution, delivery and performance of this Agreement by the Selling Stockholder, the compliance by the Selling Stockholder with all the provisions hereof and the consummation by the Selling Stockholder of the transactions contemplated hereby will not (A) require the Selling Stockholder to obtain any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as such may be required under the securities or blue sky laws of the various states or as have been or will be obtained), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, deed of trust, lease, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any property of the Selling Stockholder is bound or (C) to his knowledge, violate or conflict with any applicable federal, state, local or foreign law, statute, rule, regulation or judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Selling Stockholder or any property of the Selling Stockholder.

               (vi) The information in the Registration Statement and Prospectus under the caption "Principal and Selling Stockholder" which specifically relates to the Selling Stockholder does not, and will not on any Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Selling Stockholder has agreed to immediately notify the Company, if, at any time during the period when a Prospectus is required by law to be delivered in connection with sales of Class A Common Stock by an Underwriter or a dealer, there is any material change in such information.

               (vii) The Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and, other than as permitted by the Act, the Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the Offering.

               (viii) Each certificate signed by or on behalf of the Selling Stockholder and delivered to the Underwriters or counsel of the Underwriters shall be deemed to be a representation and warranty by the Selling Stockholder to the Underwriters as to the matters covered thereby.

     3.   Sale and Delivery to the Underwriters; Closing.
          ----------------------------------------------

          (a) Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share (the "Purchase Price"), the number
                       --------------
of Company Firm Shares set forth opposite such Underwriter's name in
Schedule I hereto, subject to adjustment in accordance with Section 10 hereof.

          (b) Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements herein set forth, the Selling Stockholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at the Purchase Price, the number of Selling Stockholder Firm Shares set forth opposite such Underwriter's name in Schedule I hereto, subject to adjustment in accordance with Section 10 hereof.

          (c) The Company and the Selling Stockholder grant to the Underwriters an option to purchase all or any part of the Additional Shares at the Purchase Price. Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements herein set forth, Additional Shares may be purchased from the Company and the Selling Stockholder, for the accounts of the respective Underwriters in the same proportion that the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares. Such option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time and from time to time within 30 days after the date of this Agreement, in each case upon written or facsimile notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Underwriters to the Company and the Selling Stockholder no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as hereinafter defined) or at least two business days before the Additional Shares Closing Date (as hereinafter defined), as the case may be, setting forth the number of Additional Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase. Notwithstanding anything to the contrary set forth herein, the initial 383,513 Additional Shares to be purchased by the Underwriters pursuant to this Section 3 shall be Selling Stockholder Additional Shares which shall be purchased from the Selling Stockholder and any Additional Shares in excess thereof to be purchased by the Underwriters shall be Company Additional Shares which shall be purchased exclusively from the Company.

          (d) Payment of the purchase price for, and delivery of, the Firm Shares to be purchased by the Underwriters shall be made at the offices of Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company at 10:00 A.M. on the third (fourth, if the pricing occurred after 4:30 p.m. on any given day) business day after the date of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Firm Shares Closing Date").
                                              ------------------------
Payment shall be made to the Company and the Selling Stockholder by wire transfer and payable in immediately available funds to the order of the Company and the Selling Stockholder against delivery to the Underwriters of the Firm Shares.

          (e) Payment of the purchase price for, and delivery of, the Additional Shares to be purchased by the Underwriters shall be made at the offices as set forth above or at such other place as shall be agreed upon by the Representatives and the Company at the time and on the date (which may be the same as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 3(c) hereof (such time and date of delivery and payment are called the "Additional Shares Closing Date"). The Firm
                            ------------------------------
Shares Closing Date and the Additional Shares Closing Date are called, individually, a "Closing Date" and together, the "Closing Dates." Payment shall
                 ------------                     -------------
be made to the Company and the Selling Stockholder by wire transfer and payable in immediately available funds to the order of the Company and the Selling Stockholder against delivery to the Underwriters of the applicable Additional Shares.

          (f) The Shares shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Firm Shares Closing Date or, in the case of the Additional Shares, on the day of notice of exercise of the option as described in Section 3(c) hereof. The Shares will be made available for examination and packaging by the Underwriters not later than 1:00 P.M. on the last business day prior to the Firm Shares Closing Date (or the Additional Shares Closing Date in the case of the Additional Shares) at such place as is reasonably designated by the Representatives. If the Representatives so elect, delivery of the Shares may be made by credit through full FAST transfer to the accounts of The Depository Trust Company designated by the Representatives.

          (g) It is understood that the Representatives, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters for any Shares to be purchased by such Underwriter or Underwriters in connection with the Offering. Any such payment by the Representatives shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

     4.   Covenants of the Company.
          ------------------------

          (a)  The Company covenants with each Underwriter as follows:

               (i) The Company will use its reasonable best efforts to c ause the Registration Statement, if not effective at the Representation Date, and any amendment thereto, to become effective, as promptly as possible after the filing thereof and agrees to prepare the Prospectus in a form approved by the Underwriters. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall reasonably object in writing after a reasonable opportunity to review such amendment or supplement. Subject to the foregoing sentences in this clause 4(a)(i), if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus or supplement to the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, or such supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Representation Date, and any amendment thereto, shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when any amendment to the Registration Statement shall have been filed or become effective, (D) of receipt of any comments from the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or any Prospectus or for any additional information, (E) of the receipt by the Company of any notification of, or if the Company otherwise has knowledge of, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (G) when, prior to termination of the Offering of the Shares, any document shall have been filed by the Company under the Act or the Exchange Act or under the rules and regulations promulgated thereunder. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the lifting thereof.

               (ii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act or the Act Regulations in connection with the Offering of the Shares, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or the Act Regulations, the Company promptly will prepare and file with the Commission, at the Company's expense, an amendment or supplement which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such time, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of the Act and the Act Regulations. Neither your consent to, nor your delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

               (iii) During such period when a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, will furnish to each Underwriter or mail to its order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as such Underwriter may reasonably request, for the purposes contemplated by the Act.

               (iv) The Company consents to the use of the Prospectus in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the Offering and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with the sales by any Underwriter or dealer. The Company will comply with all requirements imposed upon it by the Act as the same may be amended so far as necessary to permit the continuance of sales of or dealing in the Shares in accordance with the provisions hereof and the Prospectus.

               (v) As soon as practicable, the Company will make generally available to its security holders and to the Representatives a consolidated earnings statement or statements of the Company and the Subsidiaries covering a twelve-month period beginning with the first full calendar quarter following the Effective Date which will satisfy the provisions of

Section 11(a) of the Act and Rule 158 thereunder (it being understood that such delivery requirements shall be deemed met by the Company's compliance with the Company's reporting requirements pursuant to the Exchange Act and the Exchange Rules and Regulations).

               (vi) The Company will (A) on or before the Closing Date, deliver to the Representatives manually signed copies of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, manually signed copies of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (B) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Preliminary Prospectus and Prospectus as you may reasonably request and (C) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended Prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Act.

               (vii)     During the 180 day period following the Effective
Date, the Company shall cause each new director elected or appointed to the Company's Board of Directors and each executive officer hired by the Company, in each case who would be required to file statements of Beneficial Ownership in accordance with Section 16 of the Exchange Act, to enter into a Lock-Up Agreement which will terminate on the 181st day following the Effective Date.

               (viii) The Company will apply the net proceeds from the Offering and sale of the Shares to be sold by the Company in accordance with the description set forth in the "Use of Proceeds" section of the Prospectus; provided, however, that in applying the "net offering proceeds" (as defined in paragraph (a)(2) of Rule 2710 of the NASD (the Corporate Financing Rule)) to pay off its then outstanding indebtedness under the Company's term loan, subordinated debt and revolving credit facility as described in the first paragraph of the "Use of Proceeds" section of the Prospectus, the Company will not pay more than ten percent (10%) of the net offering proceeds, not including underwriting compensation, to any NASD member participating in the Offering or any associated or affiliated persons of any NASD member so as to result in a contravention of paragraph (c)(8) of Rule 2710 of the NASD (the Corporate Financing Rule). In furtherance and not limitation of the foregoing, the Company represents and warrants to the Representatives that it does not intend for more than ten percent (10%) of the net offering proceeds, not including underwriting compensation, to be paid to any NASD member participating in the Offering or any associated or affiliated persons of any NASD member so as to result in a contravention of paragraph (c)(8) of Rule 2710 of the NASD (the Corporate Financing Rule). The Company covenants that, in the event that at any time following the Effective Date the intent of the Company with respect to the application of the net offering proceeds, as described in the preceding sentence, changes, or, due to circumstances not within the control of the Company, the Company believes it will be required to pay more than ten percent (10%) of the net offering proceeds, not including underwriting compensation, to any NASD member participating in the Offering or any associated or affiliated persons of any NASD member, the Company shall immediately notify the Representatives in writing of such change or the occurrence of such circumstances and shall not make any application or payment of net offering proceeds to any NASD member participating in the Offering or any associated or affiliated persons of any NASD member unless the Company shall have consulted with the Representatives and the Company and the Representatives have determined to their mutual satisfaction that such application or payment will not contravene paragraph (c)(8) of Rule 2710 of the NASD (the Corporate Financing
Rule), provided, further, that the Representatives and the Company shall each use their or its best efforts to agree upon and structure a manner in which the Company shall be permitted to so apply the net offering proceeds that will not involve payment of more than ten percent (10%) of the net offering proceeds to any NASD member participating in the Offering or any associated or affiliated persons of any NASD member in contravention of paragraph (c)(8) of Rule 2710 of the NASD (the Corporate Financing Rule) while enabling the Company to make such required payments when due and payable. For all purposes of this Agreement, including without limitation Section 8 hereof, the representation and warranty of the Company included in this Section 4(a)(viii) shall be treated as if it is set forth in and made under Section 1(a) hereof.

               (ix) The Company will cooperate with the Underwriters and their counsel in connection with endeavoring to obtain and maintain the qualification or registration, or exemption from qualification, of the Shares for offer and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Underwriters may designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

               (x) The Company will not, and will not permit any Subsidiary to, at any time, directly or indirectly (A) take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares or

(B) (1) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (2) pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company.

               (xi) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.


               (xii) The Company will not for a period of 180 days following the date of the Prospectus, without the prior written consent of Jefferies, (A) directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend, pledge, hypothecate or otherwise dispose of or transfer or enter into any transaction which is designed, or might reasonably be expected, to result in the disposition of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for or repayable with shares of capital stock of the Company (other than (1) the Shares, (2) shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company which are issued, sold or exchanged in connection with an acquisition by the Company or one of its Subsidiaries, (3) shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company which are issued, sold or awarded pursuant to the Management Incentive Plan as contemplated by and described in the Registration Statement and Prospectus; provided, however, that any such shares of capital stock or other securities issued, sold or awarded under the Management Incentive Plan shall not vest or become exercisable prior to the 180th day following the date of the Prospectus or (4) pursuant to currently outstanding options, warrants or rights which are described in the Registration Statement and Prospectus), or enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of such capital stock of the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company whether any such transaction is to be settled by delivery of capital stock, or other securities, in cash or otherwise or (B) file (or participate in the filing of) a registration statement with the Commission in respect of any shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for such capital stock (except for (x) a registration statement on Form S-8 or (y) a registration statement on (I) Form S-4 covering the issuance of shares of capital stock in connection with and as currency for an acquisition by the Company or
(II) Form S-1 or other applicable form covering resales of capital stock issued by the Company in connection with and as currency for, an acquisition; provided, however, that in no event shall the Company cause or permit such registration statement to be declared or become effective until the 180th day following the date of the Prospectus) or (C) publicly announce any intention to effect any transaction not permitted under clause (A) or clause (B) during the one hundred eighty (180) days following the date of the Prospectus. In addition, during the one hundred eighty (180) days following the date of the Prospectus, the Company will not (x) release any executive officer, director or security holder of the Company from their obligations under any similar agreement with the Company not to sell, transfer or dispose of securities of the Company for the 180-day period following the date of the Prospectus and (y) waive compliance with any prohibitions on trading which may be in effect during such 180-day period under the Company's trading policy as previously provided to the Representatives and in effect on the date hereof.

               (xiii) The Company shall cause the Shares to be quoted on the Nasdaq National Market and shall use its reasonable best efforts to maintain such trading while the Shares are outstanding for a period of three hundred sixty five (365) days following the Firm Shares Closing Date; provided, however, that during the 365-day period, the Company may apply to list the securities on a national securities exchange in lieu of being included for quotation on the Nasdaq National Market.

               (xiv) During the 25 day period following the Effective Date, the Company shall provide to the Representatives copies of any press release or similar communication the Company intends to disseminate a reasonable period of time prior to the release thereof and shall not disseminate any such press release or similar statement to which the Representatives shall reasonably object. The Company also agrees to consult with the Representatives during such period regarding the need to issue press releases or similar statements.

          (b) The parties acknowledge that, within six months of the date of the Prospectus, the Company intends to increase the size of its Board of Directors to consist of eight members, and, in connection with such increase, the Company shall appoint another independent director to its Board of Directors. The Company agrees to advise Jefferies of the identity of any individual that the Company proposes to appoint as such independent director and further agrees that any such individual that the Company shall appoint will not have received any remuneration, directly or indirectly, from the Company or its affiliates during the year preceding such appointment.

          (c) The Company covenants and agrees with the Underwriters that the amounts to be paid to the Chief Executive Officer and the Chief Financial Officer set forth in the Registration Statement and Prospectus under "Management and Key Advisors -- Executive Compensation" with respect to bonuses earned in 2001 which will be paid in 2002 shall not exceed, either on an individual basis or in the aggregate, the amounts set forth in such table as being earned by those individuals in 2000 and paid in 2001.

     5.   Covenants of the Selling Stockholder.
          ------------------------------------

          (a) The Selling Stockholder covenants with each Underwriter as follows:

               (i) The Selling Stockholder will advise the Underwriters promptly of the happening of any event known to the Selling Stockholder during any period in which a prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of such Selling Stockholder, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

               (ii) The Selling Stockholder will pay all federal and other taxes, if any, on the transfer and sale of the Shares being sold by the Selling Stockholder to the Underwriters. The Selling Stockholders will deliver to
Jefferies, attn: [   ] on or prior to the first

Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form in lieu thereof).

     6.   Payment of Expenses.
          -------------------


          (a) The Company shall, regardless of whether the Offering contemplated by this Agreement and the Prospectus is consummated, be responsible for and shall pay all costs, fees and expenses incurred in connection with or incident to the proposed Offering, including, without limitation, (A) all expenses and taxes incident to the authorization, issuance, sale and delivery of the Shares to be sold by the Company to the Representatives, (B) all expenses incident to the registration of the Shares under the Act, (C) all costs of preparing stock certificates, including printing and engraving costs, (D) all fees and expenses of the registrar and transfer agent of the Shares, (E) without limiting clause (A) above, all necessary, transfer and other stamp taxes in connection with the issuance and sale of the Shares to be sold by the Company to the Underwriters, (F) all fees and expenses of the Company's counsel, the Company's independent accountants and any other experts or consultants retained by or on behalf of the Company in connection with the Offering including, without limitation, those of Rubino & McGeehin, (G) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus, including all exhibits and financial statements, and all amendments and supplements provided for herein, including, without limitation, any post-effective amendments, the blue sky memoranda, this Agreement, the Agreement among Underwriters and the Underwriters' Questionnaire, (H) the filing fees and expenses incurred by the Company or the Underwriters in connection with exemptions from qualifying or registering (or obtaining qualification or registration of) all or any part of the Shares for offer and sale and determination of eligibility for investment under the blue sky or other securities laws of such jurisdictions as the Representatives may designate (including related fees and expenses of counsel to the Underwriters), (I) the fees paid or incurred in connection with filings made with the NASD (including related fees and expenses of counsel to the Underwriters not to exceed $10,000),
(J) all travel and lodging fees and expenses incurred by or on behalf of officers and representatives of the Company in connection with presentations to prospective purchasers of the Shares, (K) all word processing charges, messenger and duplicating services, facsimile expenses and other customary expenses of the Company related to the proposed Offering, (L) the costs and expenses relating to preparation and delivery to the Underwriters of five closing binders, (M) all applicable listing or other fees relating to the Shares, including, without limitation, the fees relating to quotation of the Class A Common Stock on the Nasdaq National Market and (N) all other costs and expenses incident to the performance by the Company and the Selling Stockholder of their obligations under this Agreement; provided, however, that except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

          (b) The Company will pay, either directly or by reimbursement, all fees and expenses incident to the performance of the Selling Stockholder's obligations under this Agreement, which are not otherwise specifically provided for herein, provided, however, in no event shall such fees and expenses include the underwriting discounts and commissions applicable to the Selling Stockholder Firm Shares or the Selling Stockholder Additional Shares.

          (c) Unless otherwise specifically stated in Section 8(b), no fee, cost or expense paid or payable by or to Jefferies or any of its affiliates shall be credited against any other fee, cost or expense paid or payable by or to Jefferies or any of its affiliates.

     7.   Conditions of the Underwriters' Obligation.
          ------------------------------------------

          The several obligations of the Underwriters to purchase the Shares hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained as of the date hereof and on each Closing Date, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificate or certificates pursuant to the provisions hereof as of the date of thereof and on each Closing Date and to the performance by the Company and the Selling Stockholder of its obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or at such later time and date as may be approved by the Representatives and the Company, and shall remain effective at each Closing Date. No stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the Act shall be in effect or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A, the price of the Shares and any price-related or other information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and prior to the Firm Shares Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirement of Rule 430A.


          (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth in or contemplated in the Prospectus, there shall not have occurred (i) any change in or affecting the business (including, without limitation, a change in management or control of the Company), properties, prospects, condition (financial or other), or results of operations of the Company or the Subsidiaries, taken as a whole, or adverse change in the capital stock, short-term debt or long-term debt of the Company which, in the good faith judgment of the Representatives, materially adversely affects the market for the Shares or otherwise makes it impracticable or inadvisable to proceed with the Offering or to purchase the Shares as contemplated by this Agreement or (ii) any material loss or interference with the business or properties of the Company or any of the Subsidiaries from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute, (iii) any development involving any court or legislative or other governmental or administrative action, order or decree, which is not set forth or fully described in the Registration Statement and the Prospectus and which would have a Material Adverse Effect, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to proceed with completion of the Offering and the sale of and payment for the Shares, or (iv) any development involving any governmental investigation involving the Company or any Subsidiary which is not set forth or fully described in the Registration Statement and the Prospectus if in the judgment of the Representatives any such development makes it impracticable or inadvisable to proceed with completion of the Offering and the sale and payment for the Shares.

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation, investigation or other proceeding instituted against the Company or any of the Subsidiaries or any of their respective officers, directors or senior management personnel, before or by any federal, state, local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, or arbitrator, in which such litigation, investigation or proceeding an unfavorable ruling, decision or finding would result in a Material Adverse Effect or may affect the Company's or the Selling Stockholder's ability to perform their respective obligations under this Agreement.

          (d) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby and by the Registration Statement and Prospectus including, without limitation, the transactions contemplated by and described under "Transactions Prior to the Offering - Reincorporation, Recapitalization and Stock Split" and "Management and Key Advisors - Retention Agreements," shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.


          (e) (i) Gibson, Dunn & Crutcher LLP, counsel for the Company and the Selling Stockholder, shall have furnished to the Underwriters their opinion, reasonably satisfactory in form and substance to counsel for the Underwriters, dated each Closing Date to the effect set forth on Exhibit A, and (ii) local
                                                   ---------
counsel in the applicable jurisdictions, or the Company's general counsel, shall have furnished to the Underwriters their opinion, reasonably satisfactory in form and substance to counsel for the Underwriters, dated each Closing Date relating to matters pertaining to Subsidiaries of the Company organized outside the United States.

          (f) Morgan, Lewis & Bockius LLP, counsel for the Underwriters, shall have furnished to the Underwriters an opinion with respect to such matters as may be reasonably requested by the Underwriters, dated each Closing Date.

          (g) The following conditions contained in clauses (A) through (C) of this Section 7(g) shall have been satisfied on and as of each Closing Date and the Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated such Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplement or amendment to the Prospectus and this Agreement and that:

               (A) the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date, with the same effect as if made on such Closing Date; and the Company has complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied at or prior to such Closing Date;

               (B) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened; and


               (C) since the date of the most recent financial statements included in the Prospectus, there has been no change or development involving a prospective change, with respect to the business, properties, financial condition or results of operations of the Company or the Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.


          (h) As of each Closing Date, the Selling Stockholder shall have furnished to the Underwriters a certificate of the Selling Stockholder, signed by the Selling Stockholder, dated each Closing Date, to the effect that: (i) the Selling Stockholder has carefully examined the Registration Statement, the Prospectus, any supplement or amendment to the Prospectus and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct on and as of such Closing Date, with the same effect as if made on such Closing Date; and (ii) the Selling Stockholder has complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied at or prior to such Closing Date.


          (i) At the Effective Date, and at each Closing Date, the Representatives shall have received from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the respective dates set forth above (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date thereof), the conclusions and finding of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (j) The Nasdaq National Market shall have approved the Shares for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

          (k) At each Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the Offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          (l) The Representatives shall have received the Lock-Up Agreements referenced in Section 1(a)(xxxviii).

     8.   Indemnification and Contribution.
          --------------------------------

          (a) The Company agrees to indemnify, defend and hold harmless, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the fullest extent lawful from and against any losses, expenses, claims, damages or liabilities (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), which, jointly or severally, any of them may become subject under the Act, the Exchange Act, or any other federal, state, local or foreign statute or regulation, at common law or otherwise insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in
(A) the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or (B) any blue sky application or other document executed by the Company specifically for that purpose or based upon information furnished by the Company in writing filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or (C) in any materials or
                               -----------
information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (ii) the omission or alleged omission to state (with respect to (A), (B) or (C) above) therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) subject to the last sentence of this Section 8(a), any untrue statement or alleged untrue statement made in
Section 1(a) of the Agreement by the Company; provided, however, that the Company will not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the written information furnished to the Company by the Representatives on behalf of any Underwriters expressly for use in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, any Application or any materials described in (C) above; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Underwriter, the directors, officers, employees or agents of such Underwriter or any persons controlling such Underwriter and the Company shall not be liable to any such Underwriter, the directors, officers, employees or agents of such Underwriter or any persons controlling such Underwriter, from whom the person asserting any such losses, expenses, claims, damages or liabilities purchased the Shares concerned, to the extent that any such loss, expense, claim, damage or liability results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus, as the same may be amended or supplemented, as required by the Act (if required thereby), and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus and the Company had previously furnished copies thereof to such Underwriter on a timely basis in order to permit the Prospectus (as the same may be amended or supplemented) to be sent or given. The foregoing indemnity agreement shall be in addition to any liability that the Company may otherwise have. Solely for the purposes of the indemnity described in clause
(iii) of this Section 8(a), the term Material Adverse Effect as it may apply to qualify or limit any representation made by the Company in this Agreement shall mean a Material Adverse Effect as such term is defined in Section 1(a)(iii) of this Agreement without giving effect to the term "prospects."

          (b) The Selling Stockholder agrees to indemnify, defend and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the fullest extent lawful from and against any losses, expenses, claims, damages or liabilities (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), which, jointly or severally, any of them may become subject under the Act, the Exchange Act, or any other federal, state, local or foreign statute or regulation, at common law or otherwise, as such expenses are incurred, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, that is based upon information provided by the Selling Stockholder or information under the caption "Principal and Selling Stockholder" that specifically relates to the Selling Stockholder, or
(B) in any Application executed by the Selling Stockholder specifically for that purpose or based upon information furnished by the Selling Stockholder filed in any Application, or (C) the omission or alleged omission to state therein with respect to either (A) or (B) a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement made in Section 2(a) of this Agreement by the Selling Stockholder; provided, however, that the Selling Stockholder will not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the written information furnished to the Selling Stockholder or the Company by the Representatives on behalf of any Underwriters expressly for use in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, any Application or any materials described in (C) above; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(b) shall not inure to the benefit of any such Underwriter, the directors, officers, employees or agents of such Underwriter or any persons controlling such Underwriter and the Selling Stockholder shall not be liable to any such Underwriter, the directors, officers, employees or agents of such Underwriter or any persons controlling such Underwriter, from whom the person asserting any such losses, expenses, claims, damages or liabilities purchased the Shares concerned, to the extent that any such loss, expense, claim, damage or liability results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus, as the same may be amended or supplemented, as required by the Act (if required thereby), and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus and the Selling Stockholder had previously furnished copies thereof to such Underwriter on a timely basis in order to permit the Prospectus (as the same may be amended or supplemented) to be sent or given. The foregoing indemnity agreement shall be in addition to any liability that the Selling Stockholder may otherwise have.

          (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer who signs the Registration Statement, and the Selling Stockholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, the directors, officers, employees, and agents of such Underwriter and any person controlling such Underwriter, but only insofar as such loss, expense, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance on or in conformity with information relating to such Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter, expressly for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

          (d)  If any action is brought against an indemnified party under this
Section 8, the indemnified party or parties shall promptly notify the indemnifying party in writing of the institution of such action (provided that the failure to give such notice shall not relieve the indemnifying party of any liability which it may have pursuant to this Agreement, unless and to the extent the indemnifying party did not otherwise learn of such action and such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The indemnified party or parties shall have the right to employ separate counsel (including local counsel) in any such case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action within a reasonable time after notice of the institution of such action, (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred; provided that the indemnifying party shall only be responsible for the fees and expenses of one counsel for the indemnified party or parties hereunder). Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent involves only the payment of monetary damages and includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (e) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a), (b) or (c) of this
Section 8 or is insufficient to hold harmless a party indemnified thereunder, in respect of any losses, expenses, claims, damages or liabilities referred to therein, then each applicable indemnifying party shall contribute to the amount paid in settlement of any action, suit or proceeding or any claims asserted, but after deducting any contribution received by an applicable indemnified party from persons who may also be liable for contribution, including persons who control the indemnified party within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Stockholder on the one hand, and the Underwriters on the other hand, from the Offering or, if, but only if, such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company or the Selling Stockholder on the one hand, and the Underwriters on the other hand, in connection with the statements or alleged statements or omissions or alleged omissions which resulted in such losses, expenses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholder on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of underwriting discounts but before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Selling Stockholder on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, claims and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by it by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f) The Company and the Selling Stockholder may agree, as between themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible; provided that in the absence of any such agreement, such liability shall be allocated in accordance with each such party's pro rata portion of the aggregate net proceeds from the Offering contemplated hereby.

          (g) The liability of the Selling Stockholder under the Selling Stockholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the price received by the Selling Stockholder for the Shares sold by the Selling Stockholder to the Underwriters.

     9.   Survival. The respective indemnity and contribution agreements
          --------
contained in Section 8 hereof and the covenants, warranties and other representations of the Company and the Selling Stockholder contained in this Agreement or contained in certificates of officers of the Company or the Selling Stockholder or submitted pursuant hereto, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or any of their respective officers, employees, directors, stockholders or persons who control the Underwriters within the meaning of Section 15 of the Act, or by or on behalf of the Company or any of its directors, officers, employees or any person who controls the Company within the meaning of Section 15 of the Act or the Selling Stockholder, and shall survive delivery of and payment for the Shares.

     10.  Default by an Underwriter. If one or more of the Underwriters
          -------------------------
shall fail or refuse on the Firm Shares Closing Date or the Additional Shares Closing Date to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as the Representatives may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section 10 by an amount in excess of one-tenth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Firm Shares Closing Date or on the Additional Shares Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters in the event of a default by an Underwriter and arrangements satisfactory to the Representatives and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Selling Stockholder and the Company. In any such case which does not result in termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Firm Shares Closing Date or the Additional Shares Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     11.  Termination of Agreement.
          ------------------------

          (a) The Representatives may terminate this Agreement, by written notice to the Company and the Selling Stockholder prior to the Firm Shares Closing Date (or, if applicable, the Additional Shares Closing Date) (i) if there shall occur any failure, refusal or inability of the Company or the Selling Stockholder to satisfy any of the conditions contained in Section 7 hereof or (ii) if, since the date of this Agreement and prior to the Firm Shares Closing Date (or, if applicable, the Additional Shares Closing Date), (A) there has occurred any material adverse change in the financial markets of the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or any other insurrection or armed conflict or declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial securities markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus, (B) trading in any of the securities of the Company has been suspended by the Commission, or trading generally on the New York Stock Exchange or the Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the New York Stock Exchange or the Nasdaq National Market or by order of the Commission or any other governmental authority or (C) a banking moratorium has been declared by any of the federal or New York authorities.

          (b) If this Agreement is terminated pursuant to this Section 11 or any other provision of this Agreement, such termination shall be without liability of any party to any other party except the provisions of Sections 6, 8 and 11(c) shall remain in full force and effect.

          (c) Notwithstanding any other provisions hereof, (i) if this Agreement shall be terminated by the Representatives under Section 11, the Company will bear and pay the expenses to be paid by the Company pursuant to
Section 6 hereof and (ii) if this Agreement shall be terminated by the Representatives under Section 11(a)(i), in addition to its obligations pursuant to Section 8 and Section 11(c)(i) hereof, the Company will reimburse the out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the underwriters) incurred in connection with this Agreement and the proposed purchase and Offering of the Shares, and promptly upon demand the Company will pay such amounts to the Representatives


     12.  Notices. All notices and other communications hereunder shall be
          -------
in writing and shall be deemed to have been duly given if mailed, delivered or transmitted by facsimile or telegraphed and confirmed. Notices to the Representatives or the Underwriters shall be directed to the Underwriters, c/o Jefferies & Company, Inc., 11100 Santa Monica Boulevard, Los Angeles, California 90025, attention of Jerry Gluck, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, attention of Sharon Ferko, Esq.; notices to the Company or the Selling Stockholder shall be directed to 12015 Lee Jackson Highway,

Fairfax, VA 22033, attention of George Pedersen, with a copy to Gibson, Dunn
& Crutcher LLP, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036, attention of Ronald Mueller, Esq.

     13.  Parties. This Agreement shall inure to the benefit of and be
          -------
binding upon the Underwriters, the Company, the Selling Stockholder and their respective successors and legal representatives and controlling persons and officers, employees, directors and stockholders referred to in Sections 8 and 9 and their respective heirs and legal representatives Nothing expressed or mentioned in this Agreement is intended or shall be construed to provide any person, firm or corporation, other than the Underwriters, the Company, the Selling Stockholder and their respective successors and legal representatives and the controlling persons and officers, employees, directors and stockholders referred to in Sections 8 and 9 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Stockholder and their respective successors and legal representatives, and said controlling persons, stockholders, officers and directors and their respective heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

     14.  Construction; Choice of Law. This Agreement incorporates the entire
          ---------------------------
understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist. This Agreement and any issue arising out of or relating to the parties' relationship hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law thereof.

     15.  Jurisdiction and Venue. Each party hereto consents specifically to
          ----------------------
the exclusive jurisdiction of the federal courts of the United States sitting in the Southern District of New York, or if such federal court declines to exercise jurisdiction over any action filed pursuant to this Agreement, the courts of the State of New York in the County of New York, and any court to which an appeal may be taken in connection with any action filed pursuant to this Agreement, for purposes of all legal proceedings arising out of or relating to this Agreement. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court's exercise of personal jurisdiction over each party to this Agreement or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of New York.

     16.  Counterparts. This Agreement may be executed by any one or more of
          ------------
the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     17.  Attorney-in-Fact. Any person executing and delivering this Agreement
          ----------------
as Attorney for the Selling Stockholder represents by so doing that he has been duly appointed as

Attorney by the Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney to take such action.

     18.  Partial Unenforceability. The invalidity or unenforceability of any
          ------------------------
section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     19.  General. In this Agreement, the masculine, feminine and neuter
          -------
genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholder and the Representatives.

                      [Remainder of page intentionally left blank]

                                    * * * * *

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholder in accordance with its terms.

                                       Very truly yours,

                                       MANTECH INTERNATIONAL CORPORATION

                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       SELLING STOCKHOLDER


                                       ----------------------------------------
                                       George J. Pedersen

CONFIRMED AND ACCEPTED,
as of the date first above written:

JEFFERIES & COMPANY, INC.
LEGG MASON WOOD WALKER
  INCORPORATED
BB&T Capital Markets/Scott & Stringfellow,
  Inc.
By: Jefferies & Company, Inc.


      By:
           ------------------------------------------
           Name:
           Title:

For themselves and as Representatives of the other Underwriters named in this Agreement

                                   Schedule I


                                                                     Number of Selling
                                       Number of Company Firm     Stockholder Firm Shares
        Underwriter                    Shares To Be Purchased         To Be Purchased
        -----------                    ----------------------     ------------------------
Jefferies & Company, Inc. ...........
Legg Mason Wood Walker
 Incorporated .......................
BB&T Capital Markets/Scott &
 Stringfellow, Inc. .................                                   -------------

                  Total  ............                                   =============




                                       34